Exhibit 99.1

For Immediate Release	Contact:	Jeff D’Eliscu
Water Pik Technologies, Inc.
(949) 719-3700 (office)
(949) 675-9475 (home)
jdeliscu@waterpik.com

WATER PIK TECHNOLOGIES ACQUIRES HURON TECH SYSTEMS

(Newport Beach, California, January 21, 2004) — Water Pik Technologies, Inc. (NYSE: PIK) today announced that it has purchased the assets of Huron Tech Systems located in Jacksonville, Florida, a division of Finnchem USA, Inc., for $10.0 million.  Huron Tech Systems is a leading manufacturer of automatic salt chlorinators for swimming pool and spa water sanitation and titanium heat exchangers, a component used in high-end pool and spa heat pumps.  The acquisition is anticipated to be accretive to earnings in 2004.

For the year ended December 31, 2003, Huron Tech Systems’ unaudited sales were $6.2 million including $2.4 million of titanium heat exchanger sales to Air Energy, a business acquired by the Company in June 2003.  For 2003, Huron’s unaudited income before taxes was $1.7 million and EBITDA (earnings before interest, taxes, depreciation and amortization) was $1.8 million.

“The acquisition of Huron Tech Systems supports the growth and profitability of our pool products business in two very important ways,” said Water Pik Technologies’ Chief Executive Officer Michael P. Hoopis.  “First, the addition of the ClorMatic® salt chlorinator product line allows us to integrate this high-growth pool equipment category into our Jandy® system, a comprehensive line of pool and spa products designed to meet all the equipment needs of our customers.  Second, by acquiring the capability to manufacture titanium heat exchangers, we will achieve immediate margin improvement in our heat pump product line through this vertical integration.”

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Jandy Pool Products is a leading developer, manufacturer and marketer of swimming pool and spa heaters, heat pumps, electronic controls, valves, pumps, filters, chlorinators, automatic pool cleaners/cleaning accessories and water features.  The Jandy®, Laars®, Air Energy™ and ClorMatic® brand pool and spa products are sold to distributors, pool builders and specialty pool retailers.  Consumers can find additional information about Jandy®, Laars®, Air Energy™ and ClorMatic® products by consulting their local pool builders, retailers and service companies or by visiting the web at www.jandy.com.

Forward-looking Statements

In this press release, the statements from Mr. Hoopis are forward-looking statements.  Any other statements contained in this press release, which are not historical fact, may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from these forward-looking statements as a result of the risk factors described in the Company’s filings with the Securities and Exchange Commission including the Company’s ability to integrate Huron Tech Systems and to realize expected margin improvements from the acquisition. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact transpire.  These forward-looking statements represent the Company’s judgment only as of the date of this press release.  As a result, the reader is cautioned not to rely on these forward-looking statements.  The Company does not have any intention or obligation to update these forward-looking statements.

Water Pik Technologies, Inc. is a leading developer, manufacturer and marketer of innovative personal health care products, pool products and water-heating systems sold under the Water Pik®, Jandy® and Laars® brand names.  The Company has developed and introduced many products that are considered the first of their kind and have led to the formation of new markets, including the automatic toothbrush, end-of-faucet water filtration system, pool heater and pulsating shower massage.  The Company’s products are sold through a variety of channels, including home centers, mass-merchandisers, drug chains and specialty retailers, wholesalers and contractors.  Headquartered in Newport Beach, California, the Company operates nine major facilities in the United States and Canada.  For more information, visit the Water Pik Technologies, Inc. web site at www.waterpik.com.

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